UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2025

Lord Abbett Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01764	93-4670837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 522-2388

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 1, 2025 (the “Closing Date”), Lord Abbett PCF Financing 2 LLC (“PCF Financing 2”), a wholly-owned, special purpose financing subsidiary of Lord Abbett Private Credit Fund (“we,” the “Company,” or the “Fund”), entered into a revolving credit facility (the “Revolving Credit Facility”) pursuant to a Loan and Security Agreement (the “Loan Agreement”), by and among PCF Financing 2, as borrower, the Company, as collateral manager, Royal Bank of Canada (“RBC”), as administrative agent (in such capacity “Administrative Agent”), each of the lenders from time to time party thereto, and Computershare Trust Company, N.A., as collateral agent and collateral custodian. Capitalized terms used and not otherwise defined herein shall have the meanings specified in the Loan Agreement. The Revolving Credit Facility provides for, among other things, borrowings in U.S. dollars or certain other permitted currencies in an initial aggregate amount of up to $300,000,000.

The revolving period during which PCF Financing 2 is permitted to borrow, repay and re-borrow loans will terminate December 1, 2028 (the “Reinvestment Period End Date”). Loans under the Revolving Credit Facility are subject to satisfaction of certain conditions, including maintenance of the required borrowing base. Any amounts borrowed under the Revolving Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on December 1, 2030 (the “Termination Date”).

Borrowings under the Revolving Credit Facility accrue interest at a rate per annum equal to the floating rate applicable to the currency of such borrowing (which, for U.S. dollar-denominated borrowings, is daily SOFR), plus an applicable margin ranging from 1.60% per annum to 2.00% per annum depending on the nature of the collateral securing the advances, subject to a floor of 0% per annum. In addition, PCF Financing 2 will pay a non-usage fee on the unused commitments under the facility equal to (i) during the first nine months after the Closing Date, $0.00; (ii) from the nine-month anniversary of the Closing Date to and including the Reinvestment Period End Date, (a) for each day during such period that the Advances Outstanding on such day are less than 50% of the Facility Amount on such day, an amount equal to the sum of the products for each such day during such period, of (I) one divided by 360, (II) 1.25%, and (III) the positive difference between (X) 50% of the Facility Amount minus (Y) the Advances Outstanding as of each such day; (b) for each day during such period that the Advances Outstanding on such day are greater than or equal to 50% but less than 75% of the Facility Amount on such day, an amount equal to the sum of the products for each such day during such period, of (I) one divided by 360, (II) 0.75%, and (III) the positive difference between (X) 75% of the Facility Amount minus (Y) the Advances Outstanding as of each such day; and (c) for each day during such period that the Advances Outstanding on such day are greater than or equal to 75% of the Facility Amount on such day, $0.00; and (iii) from the Reinvestment Period End Date to the Termination Date, $0.00.

In connection with the Revolving Credit Facility, PCF Financing 2 has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, PCF Financing 2 must maintain a positive tangible net worth at all times.

The Revolving Credit Facility contains events of default customary for similar financing transactions of this type. Upon the occurrence of an event of default, the Administrative Agent may terminate the commitments and declare the outstanding loans and all other obligations under the Revolving Credit Facility immediately due and payable. During the continuation of an event of default, PCF Financing 2 may be required to pay interest at a default rate.

PCF Financing 2’s obligations to the lenders under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the assets of PCF Financing 2, including its portfolio of loans and debt securities. The obligations of PCF Financing 2 under the Revolving Credit Facility are limited recourse obligations, payable solely from the Collateral in accordance with the Revolving Credit Facility and the associated Required Loan Documents.

The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

As of December 1, 2025, the Company issued and sold approximately 2,303,214 of the Company’s common shares of beneficial interest (the “Common Shares”) for an aggregate offering price of approximately $58.0 million, reflecting a purchase price of $25.20 per Common Share (with the final number of Common Shares being determined on December 18, 2025).

The offer and sale of Common Shares was made pursuant to subscription agreements entered into by the Company and its shareholders. The issuance of the Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company relied, in part, upon representations from the shareholders in the subscription agreements that each shareholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

Company's Portfolio:

As of November 30, 2025, the Company had made loans to 37 portfolio companies, held an equity position in one portfolio company, and held one investment in a joint venture, with an aggregate loan commitment amount of approximately $1,290 million and par value of approximately $1,036 million. The portfolio consists of 94% senior secured debt investments and 6% investment in a joint venture, based on par value or in the case of investments in a joint venture, cost. As of November 30, 2025, 100% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of November 30, 2025, 99% of the Company’s total loan commitments were in private senior secured loans. The following table presents information concerning portfolio companies to which the Company has made loans.

Portfolio Company Metrics(1):
Median 12-month EBITDA:	$70 million(2)
Weighted average net leverage:	4.7x(2)(3)
Weighted average loan to value:	42%(2)(4)
Weighted average interest coverage:	2.3x(2)(5)
Weighted average yield on debt investments, at cost:	9.5%(6)

___________________

(1)	Amounts were derived from the most recently available financial statements provided by portfolio companies which have not been independently verified by us and may reflect a normalized or adjusted amount. Such amounts have not been independently estimated by us, and accordingly, we take no responsibility for such numbers and make no representation or warranty in respect of this information.

(2)	Metrics exclude one liquid loan. Metrics also exclude one recurring revenue investment, which are investments in portfolio companies in which the Company lends based on a multiple of recurring revenue generated by the portfolio company and not based on a multiple of EBITDA. Weighted average metrics are calculated as a percentage of funded par value of debt investments.
(3)	Net leverage is the ratio of total senior debt minus cash divided by EBITDA and taking into account leverage through the tranche to which the Company is a lender.

(4)	Calculated using total senior debt minus cash divided by total enterprise value estimated by the private equity sponsor or market comparables and taking into account leverage through the tranche to which the Company is a lender.

(5)	Interest coverage for a particular portfolio company is calculated by taking EBITDA and dividing by annualized latest reported interest expense.

(6)	Computed as (a) the annual stated spread, plus reference rate, as applicable, plus the annual accretion of discounts, plus the annual unused fees, as applicable on debt securities divided by (b) total debt investments at cost included in such securities. Actual yields earned over the life of each investment could differ materially from the yields presented herein.

The table below shows the Company's loan investment activity during the period November 1, 2025, through November 30, 2025. Amounts shown for commitment amount and par value are as of November 30, 2025:

Issuer	Commitment Amount ($ in millions)	Par Amount ($ in millions)
Excursions Buyer, LLC	$16.4	$16.4
Arkas Bidco Limited	$28.9	$28.9
Ambient Enterprises Holdco LLC	$0.8	$0.3
Applied Aerospace Structures Corp.	$14.6	$0.0
Solve Industrial Motion Group LLC	$46.8	$28.2
Total	$107.5	$73.8

Item 8.01. Other Events.

Distribution:

On December 19, 2025, the Company declared a distribution of approximately $0.22 per share to shareholders of record as of December 31, 2025 to be paid on or about January 28, 2026.

Net Asset Value

As of November 30, 2025, the Company’s aggregate net asset value (“NAV”) was approximately $471 million. The NAV per share of Common Shares as of November 30, 2025, as determined in accordance with the Company’s valuation policy, was $25.20 per Common Share.

Final results related to all of the above information and other information may differ materially as a result of the completion of the Company’s financial closing procedures, which will occur between the date hereof and the completion of the financial statements and the filing of the Company’s annual report on Form 10-K for the year ending December 31, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Loan and Security Agreement, dated December 1 2025, by and among Lord Abbett Private Credit Fund as collateral manager, Lord Abbett PCF Financing 2, LLC as borrower, Royal Bank of Canada as administrative agent, and Computershare Trust, N.A as collateral agent and collateral custodian

104	Cover Page Interactive Data File (embedded as Inline XBRL)

*Schedules and exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORD ABBETT PRIVATE CREDIT FUND

Date: December 23, 2025	By:	/s/ Salvatore Dona
	Name:	Salvatore Dona
	Title:	Chief Financial Officer